UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2023
CorEnergy Infrastructure Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33292	20-3431375
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Ste. 3350	Kansas City,	MO	64106
(Address of Registrant's Principal Executive Offices)			(Zip Code)

(816)	875-3705
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.001 per share	CORR	New York Stock Exchange
7.375% Series A Cumulative Redeemable Preferred Stock	CORRPrA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously disclosed, on March 3, 2023, the Audit Committee of the Board of Directors of the Company concluded, after discussion with the Company’s management, that the Company’s consolidated audited financial statements as of and for the fiscal year ended December 31, 2021 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 14, 2022 (“2021 10-K”) should no longer be relied upon. Subsequently the Company has determined that a material weakness existed as of December 31, 2021, and accordingly, our internal control over financial reporting was not effective as of December 31, 2021. Accordingly, the reports of our Independent Registered Public Accounting Firm, Ernst & Young LLP, covering both their opinion on internal control over financial reporting as of December 31, 2021 and their opinion on the consolidated financial statements as of December 31, 2021 and for the year ended December 31, 2021, both dated March 14, 2022, and included in the Company’s 2021 10-K, should no longer be relied upon.

The Audit Committee and management have discussed the matters disclosed in this Current Report on Form 8-K/A with the Company’s independent registered public accounting firm, Ernst & Young LLP.

Item 9.01	Financial Statements and Exhibits.

(d)	EXHIBITS.

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: March 24, 2023	By:	/s/ Robert L Waldron
Robert L Waldron
President and Chief Financial Officer